UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2006
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

801 East 86th Avenue
Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
ITEM 5.05. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.
ITEM 8.01. OTHER EVENTS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Bylaws of NiSource Inc.
First Amendment to Rights Agreement
Amendment to Letter Agreement
Executive Severance Policy
Press Release

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 28, 2006, NiSource Inc. (the “Company”) entered into the First Amendment (the “First Amendment”) to the Rights Agreement dated as of November 1, 2000 (“Rights Agreement”). Under the Rights Agreement, each share of common stock of the Company had associated with it a right, upon the occurrence of certain events, to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock until the close of business on the earliest of certain dates, including the date of March 10, 2010 (the “Final Expiration Date”). Under the First Amendment, the Company has amended the definition of the Final Expiration Date to be November 29, 2006. In connection with the First Amendment, the Board also amended its Corporate Governance Guidelines in the manner discussed under Item 8.01 below to establish a policy with respect to shareholders rights plans. A copy of the First Amendment is attached as Exhibit 10.1 to this filing.
ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
Item 1.01 is incorporated herein by reference.
ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.
Item 1.01 is incorporated herein by reference. As a result of the First Amendment, the rights associated with the Company’s common stock will expire at the close of business on November 29, 2006.
ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 28, 2006, Gary L. Neale, Chairman and former president and chief executive officer, informed the Board of Directors of his decision not to stand for reelection to the Board of Directors at the Company’s annual meeting of shareholders in May 2007. Mr. Neale also requested that a successor be appointed as chairman, as more fully described in Item 8.01 below.
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On November 28, 2006, the Company’s Corporate Governance Committee and Board of Directors determined that it would be appropriate to implement a majority vote process for future non-contested elections for members of the Board of Directors. To implement this decision, it was necessary for the Board of Directors to adopt certain revisions to the Company’s Bylaws, which changes were approved on November 28, 2006. The Board amended section (a) of Article V of the Bylaws, by adding the following sentence to the end of that section:
Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote on the election of directors. However, in any election of directors in which only the holders of common stock are entitled to vote and in which the only nominees are those recommended by the Board of Directors, a nominee may only be elected if the votes cast in favor of such nominee exceed the votes cast against such nominee.
The Board also amended its Corporate Governance Guidelines in the manner discussed under Item 8.01 below to require incumbent directors who have been nominated for re-election to tender a conditional resignation that may be acted on by the Board of Directors if the votes against the director’s election exceed the votes in favor of the director’s election.
A copy of the Company’s Bylaws as amended and restated through the date of this most recent amendment is attached as Exhibit 3.1 to this filing. The Company’s revised Corporate Governance Guidelines are available on its website: www.nisource.com.

ITEM 5.05.	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.
On November 28, 2006, the Company’s Board of Directors amended its Code of Ethics that applies to directors and executive officers of the Company. The amendments made minor changes that are designed to make the Code of Ethics consistent with recent changes to disclosure rules with respect to related party transactions adopted by the United States Securities and Exchange Commission. A copy of the Code of Ethics may be found on the Company’s website: www.nisource.com.
ITEM 8.01. OTHER EVENTS.
On November 28, 2006, Mr. Neale requested that a successor be appointed as chairman. In accordance with this request, the Board of Directors named Ian M. Rolland non-executive Chairman of the Board of Directors. In connection with these changes, Mr. Neale and the Company entered into an amendment dated November 28, 2006 to his letter agreement dated May 23, 2005, changing the end of the term of the letter agreement to May 8, 2007 and providing that certain fees otherwise payable on or before July 10, 2007 be paid on January 3, 2007. A copy of the amendment is attached as Exhibit 10.2 to this filing. On November 28, 2006, Mr. Rolland resigned as chair of the Audit Committee, and Dennis E. Foster, a director and a member of the Audit Committee, was named chair of the Audit Committee by the Board of Directors. On November 28, 2006 the Company issued a press release announcing these changes in leadership. A copy of that press release is attached as Exhibit 99.1 to this filing.
On November 28, 2006, the Board of Directors amended the Company’s Corporate Governance Guidelines by adding the following Section H:
H. Policy Statement on Stockholder Rights Plans
The Company does not currently have a stockholder rights plan. In the future, the Board will adopt a stockholder rights plan only if either:
(1) Stockholders have approved the adoption of the plan; or
(2) The Board, in the exercise of its fiduciary responsibilities, determines that, under the circumstances then existing, it is in the best interest of stockholders for the Company to adopt a plan without the delay that would result from seeking stockholder approval; provided that such a plan would be subject to a ratification vote of the stockholders within twelve months of adoption or expire.
If the Board adopts a plan under (2) above and the plan is not approved by a majority of stockholders who vote on the ratification of the plan, then the plan will immediately terminate.
On November 28, 2006, the Board of Directors amended the Company’s Corporate Governance Guidelines by adding the following subsection 10 to section A:
10. Resignation of Incumbent Directors. Each director who is recommended for reelection by the Board in an election in which the only nominees are those who have been recommended by the Board must execute a conditional resignation, effective only if both (a) the votes against his or her election exceed the votes in favor of his or her election (a “failed reelection”) and (b) such resignation is subsequently accepted by the Board. Any failed reelection will be referred to the Corporate Governance Committee, which will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will make a determination and publicly disclose its decision, the rationale for the decision and the directors who participated in the process within 90 days after the election.

The Board expects the director who has had a failed reelection to abstain from participating in the Corporate Governance Committee or Board discussion or vote regarding whether to accept his or her resignation offer. A director who has had a failed reelection may participate in discussions or votes with respect to other directors who have had a failed reelection.
On November 28, 2006, the Company amended its Executive Severance Policy to extend the term of the policy through December 31, 2007. A copy of the Executive Severance Policy, as amended, is attached as Exhibit 10.3 to this filing.
On November 28, 2006, the Board of Directors authorized the Company to modify the NiSource Corporate Incentive Plan to allow for a reduced incentive payment under that plan provided that a newly established trigger is met for the fiscal year 2006.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit
Number	Description

3.1	Bylaws of NiSource Inc., as amended and restated through November 28, 2006.
10.1	First Amendment, dated as of November 28, 2006, to the Rights Agreement, dated November 1, 2000, between NiSource Inc. and Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder Services, L.L.C., as rights agent.
10.2	Amendment, dated November 28, 2006, to Letter Agreement between NiSource Inc. and Gary L. Neale dated May 23, 2005.
10.3	NiSource Inc. Executive Severance Policy, effective as of June 1, 2002, as amended effective November 28, 2006.
99.1	Press release issued on November 28, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.

(Registrant)

Date: November 29, 2006	By:	/s/ Jeffrey W. Grossman

Jeffrey W. Grossman
Vice President and Controller

Exhibit
Number	Description

3.1	Bylaws of NiSource Inc., as amended and restated through November 28, 2006.
10.1	First Amendment, dated as of November 28, 2006, to the Rights Agreement, dated November 1, 2000, between NiSource Inc. and Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder Services, L.L.C., as rights agent.
10.2	Amendment, dated November 28, 2006, to Letter Agreement between NiSource Inc. and Gary L. Neale dated May 23, 2005.
10.3	NiSource Inc. Executive Severance Policy, effective as of June 1, 2002, as amended effective November 28, 2006.
99.1	Press release issued on November 28, 2006.